Exhibit 21.1

Subsidiary	Jurisdiction of Incorporation or Organization
ActCo LLC	Delaware
Active Ticket Company LP	Delaware
BroadwayShows.com LLC	Delaware
Casino Travel & Tours, LLC	Nevada
CM6B Vivid Equity, Inc.	Delaware
CT&T Transportation, LLC	Nevada
CTT Tours, LLC	Nevada
GTCR-Tickets XI/C / B-Corp.	Delaware
Hoya Intermediate, LLC	Delaware
Hoya Midco, LLC	Delaware
International Tickets LLC	Delaware
LV.com, LLC	Nevada
Skybox Ticket Resale Platform LLC	Illinois
Ticket Fulfillment Services Canada Ltd.	Canada
Ticket Fulfillment Services LP	Delaware
Ticket Website LLC	Delaware
VDC-MGG Holdings LLC	Delaware
Vegas.com, LLC	Nevada
VEPF IV AIV IX Corp.	Delaware
VEPF V AIV VII Corp.	Delaware
Vivid Cheers Inc.	Delaware
Vivid Hospitality LLC	Illinois
Vivid Picks, LLC	Delaware
Vivid Seats Asia Pacific Inc.	Delaware
Vivid Seats Canada Ltd.	Canada
Vivid Seats Europe S.à r.l.	Luxembourg
Vivid Seats International LLC	Delaware
Vivid Seats LLC	Delaware
Vivid Seats UK Ltd.	United Kingdom
Vivid VDC, LLC	Delaware
Wavedash Co., Ltd.	Japan
World Ticket Source, LLC	Delaware